ARTICLES OF INCORPORATION
<P>
                        OF
<P>
         GLOBAL REALTY MANAGEMENT GROUP, INC.
<P>
                   Articles I.  Name
                   ------------------
<P>
The name of the corporation shall is:
<P>
          Global Realty Management Group, Inc.
<P>
                  Article II. Address
                  --------------------
<P>
The mailing address of the Corporation is
<P>
          Global Realty Management Group, Inc
          1521 Alton Road, Suite 73
          Miami Beach, FL 33139
<P>
           Article III.  Registered Agent
           ------------------------------
<P>
The name and address of the registered agent of the
Corporation is:
<P>
     Corporate Creations Enterprises, Inc.
     4521 PGA Boulevard #211
     Palm Beach Gardens, FL 33418
<P>
              Article IV. Board of Directors
              ------------------------------
<P>
The name of each member of the Corporation's Board of
Directors is:
<P>
                 Michael Farkas
<P>
The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.
<P>
                 Article V. Capital Stock
                 ------------------------
<P>
The Corporation shall have the authority to issue 2,000 shares of common stock, par value $.01 per share.
<P>
                 Article VI. Incorporator
                 -------------------------
<P>
The name and address of the incorporator is:
<P>
            Corporate Creations International Inc.
            401 Ocean Drive #312 (Door Code 125)
            Miami Beach, FL 33139-6629
<P>
             Article VII. Corporate Existence
             --------------------------------
<P>
The corporate existence of the Corporation shall begin effective February 10, 1997.
<P>
The undersigned incorporator executed these Articles of Incorporation on February 10, 1997.
<P>
Corporate Creations International, Inc.
<P>
By: /s/ Luis A. Uriate
    --------------------
        Luis A. Uriate Vice President
<P>
                 ARTICLES OF AMENDMENT
                        TO THE
                    GLOBAL REALTY
                MANAGEMENT GROUP, INC.
<P>
Pursuant to the provisions of section 607.1006, Florida Statutes, the undersigned corporation GLOBAL REALTY MANAGEMENT GROUP, INC. (P97000013206) adopts the following Articles of Amendment to its Articles of Incorporation:
<P>
                AMENDMENT 1 - CAPITAL STOCK
                ---------------------------
<P>
The maximum number of share of stock that this corporation shall be authorized to have outstanding at any time shall be fifty million (50,000,000) shares of Common Stock at a par value of $0.01 per share upon which there are no preemptive rights. The Common Stock shall be paid for at such time as the Board of Directors may designate, in cash, real property, personal property, services, patents, leases, or any other valuable thing or right for the uses and purposes of the corporation, and shares of capital, which issued in exchange thereof shall thereupon and thereby become and be paid in full, he same as though paid in cash at par, and shall be non assessable forever; the judgment of the Board of Directors as to the value of the property, right or thing acquired in exchange for capital stock shall be conclusive.
<P>
                AMENDMENT II - SPECIAL POWERS
                -----------------------------
<P>
The following special powers, provisions, privileges and limitations shall be applicable to and govern this corporation.
<P>
No contract or any other transaction between this corporation and any other corporation and no act of this corporation shall in any way be affected by, or invalidated by the fact that any of the directors of this corporation, provided however, that the fact that such director is interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof, and any director of this corporation holding office in another corporation or being a director thereof, who is so interested, any be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation which shall authorize such contract or transaction as if he were not such director or officer of such corporation and no so interested.
<P>
The Amendments were adopted by the Board of Directors at a Board Meeting on March 14, 1997, without shareholder action was not required. The votes were more than sufficient for approval.
<P>
Signed this 17th day of March, 1997
<P>
GLOBAL REALTY MANAGEMENT GROUP, INC.
<P>
By: /s/ Michael D. Farkas
    ---------------------
        MICHAEL D. FARKAS
        President
        Secretary/Treasurer
<P>